Certified Public Accountants America Counts on CPAsTM

January 20, 2012

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC  20549-7561

We have read the statements included in Item 4.01 of Form 8-K dated January 17, 2012, of Flexpoint Sensor Systems, Inc. (the “Registrant”), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

Mantyla McReynolds, LLC

Gateway 5 • 178 S Rio Grande Street, Suite 200 • Salt Lake City, Utah 84101 • (801) 269-1818 • Fax (801) 266-3481 • www.mmacpa.com